UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
May 12, 2016
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

1 South Jersey Plaza, Folsom, New Jersey  08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 18, 2016, South Jersey Industries, Inc. (the “Company”) issued and sold 8,050,000 shares of its common stock, par value $1.25 per share (the “Shares”) at a public offering price of $26.25 per share, pursuant to an underwriting agreement, dated May 12, 2016 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto.  The Shares sold by the Company include Shares sold pursuant to the underwriters’ full exercise of their option to purchase additional Shares.  The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-211259) (the “Registration Statement”).  In connection with the offering of the Shares, the Company’s executive officers and directors have entered into lock-up agreements effective during the period ending August 10, 2016 in substantially the form attached to the Underwriting Agreement.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this report.

The opinion of Gina M. Merritt-Epps relating to the validity of the Shares offered and sold pursuant to the Underwriting Agreement, is filed as Exhibit 5.1 to this report.  The Company is filing the Underwriting Agreement and the opinion as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit No.	Description
1.1
Underwriting Agreement, dated May 12, 2016, among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto.

5.1	Opinion of Gina M. Merritt-Epps.

23.1	Consent of Gina M. Merritt-Epps (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: May 18, 2016	/s/ Gina Merritt-Epps
Gina Merritt-Epps SVP, General Counsel & Corporate Secretary